EXHIBIT 99.1

Exponent Reports Fourth Quarter and Fiscal Year 2021 Financial Results

MENLO PARK, Calif., Feb. 03, 2022 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the fourth quarter and fiscal year 2021 ended December 31, 2021.

“We finished the year strong, highlighting the exceptional performance of our team and resiliency of our business model. For the full year, net revenue grew 15%, driving a 343-basis point improvement in EBITDA1 margin compared to the prior-year period,” commented Dr. Catherine Corrigan, President and Chief Executive Officer. “Our multi-disciplinary team of engineers and scientists continues to deliver unique and innovative solutions as we broaden our client base and deepen our relationships.”

“Among our proactive services, demand for human factors and machine learning studies was strong throughout 2021 and is expected to continue as clients seek curated, in-the-wild data to improve user experience and advance product performance. At the same time, within our reactive services, litigation related work continues to recover as courts further adapt operating procedures to the coronavirus environment,” continued Dr. Corrigan. “Over the last year we further evolved our capabilities, ensuring we can support our clients as they seek to deliver safer, healthier, and more sustainable products and services. Looking forward, we will remain diligent in our efforts to drive profitable growth, including expanding and developing our world-class talent as clients increasingly rely on Exponent’s disciplinary diversity and technical excellence.”

Fourth Quarter Financial Results

Total revenues and revenues before reimbursements for the fourth quarter of 2021 increased 9.9% to $113.5 million and 7.2% to $104.3 million as compared to $103.2 million and $97.3 million in the fourth quarter of 2020, respectively.

Net income decreased to $20.4 million, or $0.38 per diluted share, in the fourth quarter of 2021, as compared to $21.8 million, or $0.41 per diluted share, in the same period of 2020. The tax benefit for the classification of tax adjustments associated with share-based awards realized in the fourth quarter of 2021 was $0.1 million, as compared to $2.6 million or $0.05 per diluted share, in the fourth quarter of 2020. Inclusive of the tax benefit, Exponent’s consolidated tax rate was 28.9% in the fourth quarter, as compared to 18.6% for the same period in 2020.

EBITDA1 increased to $30.2 million, or 28.9% of net revenues, in the fourth quarter of 2021, as compared to $28.3 million, or 29.1% of net revenues in the fourth quarter of 2020.

Fiscal Year 2021 Financial Results

Total revenues and revenues before reimbursements for fiscal year 2021 increased 16.6% to $466.3 million and 14.9% to $434.9 million, respectively, as compared to $399.9 million and $378.4 million in fiscal year 2020.

Net income increased to $101.2 million, or $1.90 per diluted share, during fiscal year 2021, as compared to $82.6 million, or $1.55 per diluted share, in fiscal year 2020. The tax benefit for the classification of tax adjustments associated with share-based awards realized during fiscal year 2021 was $10.0 million or $0.19 per diluted share, as compared to $12.3 million or $0.23 per diluted share during fiscal year 2020. Inclusive of the tax benefit, Exponent’s consolidated tax rate was 19.6% in fiscal year 2021, as compared to 14.8% in fiscal year 2020.

EBITDA1 increased to $132.3 million, or 30.4% of net revenues, during fiscal year 2021, as compared to $102.1 million, or 27.0% of net revenues, in fiscal year 2020.

During fiscal year 2021, Exponent paid $43.2 million in dividends, repurchased $7.0 million of common stock, and closed the period with $297.7 million in cash, cash equivalents and short-term investments.

In a separate press release today, Exponent announced an increase in its quarterly cash dividend from $0.20 to $0.24 to be distributed on March 25, 2022, and reiterated its intent to continue to pay quarterly dividends.

Business Overview

Exponent’s engineering and other scientific segment represented 81% of the Company’s net revenues in the fourth quarter of 2021 and 82% for the fiscal year 2021. Net revenues in this segment increased 8% in the fourth quarter and 17% during fiscal year 2021 as compared to the prior year period. Growth during the quarter and full year remained broad-based, with continued strong demand for Exponent's services across the utilities, consumer electronics, consumer products, life sciences and automotive sectors.

Exponent’s environmental and health segment represented 19% of the Company’s net revenues in the fourth quarter and 18% during fiscal year 2021. Net revenues in this segment increased 5% for the fourth quarter and full year 2021, compared to the same period in the prior year. Growth in this segment, which saw less impact from business restrictions in 2020, was primarily driven by Exponent’s proactive safety-related work evaluating the impacts of chemicals on human health and the environment.

Business Outlook

“As our suite of offerings and key markets expands, so does the demand for our multidisciplinary services. At the onset of the coronavirus pandemic, we acted swiftly in the face of uncertainty to align our business to protect profitability, but as demand for our services increased, we accelerated our recruiting efforts. While the job market for engineering and scientific talent remains highly competitive, we persist in our ability to attract world-class talent, which will begin to bear fruit in 2022 and beyond,” commented Richard Schlenker, Executive Vice President and Chief Financial Officer.

For the first quarter of 2022 as compared to the same period one year prior, Exponent anticipates:

  Revenues before reimbursements to grow in the mid- to high-single digits; and,
  EBITDA1 margin to decrease 50 to 125 basis points.

For the full year 2022 as compared to the same period one year prior, Exponent anticipates:

  Revenues before reimbursements to grow in the mid- to high-single digits; and,
  EBITDA1 margin to decrease 200 to 250 basis points.

“For over 50 years, Exponent has harnessed the power of technical excellence, objectivity, and disciplinary diversity to help unravel the complexities of innovations as they become reality. Through new and emerging opportunities in automation, electric vehicles, digital health and more, we remain well-positioned to advise our clients as society continues raising the bar on safety, health, sustainability, reliability and performance. Our fourth quarter and fiscal 2021 results exemplify Exponent’s sustainable business model and financial strength, ultimately driving strong profitability and long-term value for our shareholders,” concluded Dr. Corrigan.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, Thursday, February 3, 2022, starting at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. The audio of the conference call is available by dialing (323) 701-0225 or (888) 394-8218. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent website, or by dialing (719) 457-0820 or (888) 203-1112 and entering passcode 1882592#.

Footnotes

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's interdisciplinary organization of scientists, physicians, engineers, and business consultants draws from more than 90 technical disciplines to solve the most pressing and complicated challenges facing stakeholders today. The firm leverages over 50 years of experience in analyzing accidents and failures to advise clients as they innovate their technologically complex products and processes, ensure the safety and health of their users, and address the challenges of sustainability.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

Forward Looking Statements

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. When used in this document and in the documents incorporated herein by reference, the words “intend,” “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the COVID-19 pandemic (including factors relating to measures implemented by governmental authorities or by us to promote the safety of our employees, vendors and clients; other direct and indirect impacts on our business and the businesses of our clients, vendors and other partners; impacts which may, among other things, adversely affect our clients’ ability to utilize our services at the levels they have previously; disruptions of access to our facilities or those of our clients or third parties; and increased and potentially significant economic uncertainty and volatility, including credit and collectability risks and potential disruptions of capital and credit markets), the possibility that the demand for our services may decline as a result of changes in generally applicable and industry-specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

Source: Exponent, Inc.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended December 31, 2021 and January 1, 2021
(unaudited)
(in thousands, except per share data)

	Quarters Ended		Years Ended
	December 31,	January 1,	December 31,	January 1,
	2021	2021	2021	2021

Revenues
Revenues before reimbursements	$104,336	$97,330	$434,850	$378,412
Reimbursements	9,170	5,909	31,419	21,488

Revenues	113,506	103,239	466,269	399,900

Operating expenses
Compensation and related expenses	67,556	69,500	278,047	250,041
Other operating expenses	8,746	8,498	32,594	32,234
Reimbursable expenses	9,170	5,909	31,419	21,488
General and administrative expenses	4,656	1,598	15,282	12,888

Total operating expenses	90,128	85,505	357,342	316,651

Operating income	23,378	17,734	108,927	83,249

Other income (expense), net
Interest income, net	12	209	66	1,705
Miscellaneous income, net	5,265	8,886	16,844	11,982
Total other income (expense), net	5,277	9,095	16,910	13,687

Income before income taxes	28,655	26,829	125,837	96,936

Income taxes	8,275	4,989	24,635	14,384

Net income	$20,380	$21,840	$101,202	$82,552

Net income per share:
Basic	$0.39	$0.42	$1.92	$1.58
Diluted	$0.38	$0.41	$1.90	$1.55

Shares used in per share computations:
Basic	52,647	52,402	52,610	52,388
Diluted	53,359	53,260	53,331	53,323

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2021 and January 1, 2021
(unaudited)
(in thousands)

	December 31,	January 1,
	2021	2021

Current assets:
Cash and cash equivalents	$297,687	$197,525
Short-term investments	-	45,001
Accounts receivable, net	139,861	111,565
Prepaid expenses and other assets	15,214	12,741
Total current assets	452,762	366,832
Property, equipment and leasehold improvements, net	59,971	59,823
Operating lease right-of-use asset	14,370	19,322
Goodwill	8,607	8,607
Other assets	148,029	125,512
Total Assets	$683,739	$580,096

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$24,504	$16,327
Accrued payroll and employee benefits	103,552	83,194
Deferred revenues	19,762	11,800
Operating lease liability	5,164	5,987
Total current liabilities	152,982	117,308
Other liabilities	103,885	86,947
Operating lease liability	9,807	14,343
Total liabilities	266,674	218,598

Stockholders' equity:
Common stock	66	66
Additional paid-in capital	281,419	265,328
Accumulated other comprehensive loss	(1,983)	(1,932)
Retained earnings	478,370	421,809
Treasury stock, at cost	(340,807)	(323,773)
Total stockholders' equity	417,065	361,498
	$683,739	$580,096

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended December 31, 2021 and January 1, 2021
(unaudited)
(in thousands)

	Quarter Ended		Years Ended
	December 31,	January 1,	December 31,	January 1,
	2021	2021	2021	2021

Net Income	$20,380	$21,840	$101,202	$82,552

Add back (subtract):

Income taxes	8,275	4,989	24,635	14,384
Interest income, net	(12)	(209)	(66)	(1,705)
Depreciation and amortization	1,544	1,695	6,487	6,871

EBITDA (1)	30,187	28,315	132,258	102,102

Stock-based compensation	4,024	3,952	19,263	17,278

EBITDAS (1)	$34,211	$32,267	$151,521	$119,380

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.